Exhibit 99.1

BERKSHIRE HATHAWAY INC.

WESCO FINANCIAL CORPORATION

NEWS RELEASE

Berkshire Hathaway Inc. to Acquire Outstanding Common

Stock of Wesco Financial Corporation Not Presently Owned

FOR IMMEDIATE RELEASE	February 7, 2011

Omaha, NE/Pasadena, CA—Berkshire Hathaway Inc. (NYSE: BRK.A; BRK.B) and Wesco Financial Corporation (NYSE Amex: WSC) announced today that they entered into a definitive merger agreement, whereby Berkshire Hathaway will acquire the remaining 19.9% of the shares of Wesco’s common stock that it does not presently own in exchange for cash or shares of Berkshire Hathaway Class B common stock, at the election of each shareholder. Based on the estimated shareholders’ equity of Wesco as of January 31, 2011, the transaction values the 19.9% of Wesco not owned by Berkshire Hathaway at approximately $547.6 million.

Following the receipt on September 1, 2010 of a proposal from Berkshire Hathaway to acquire the remaining 19.9% of the shares, the Board of Directors of Wesco formed a special committee of independent directors (the “Special Committee”) to evaluate the proposal. It determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Wesco and its shareholders other than Berkshire Hathaway and its affiliates.

Terms of the Transaction

The merger agreement provides that each share of Wesco common stock not owned by Berkshire Hathaway will be converted into the right to receive an amount, either in cash or Berkshire Class B Common Stock, at the election of the shareholder, equal to: (i) $386.55 (which represents Wesco’s per share shareholder’s equity as of January 31, 2011, estimated for purposes of the Merger Agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus or minus (iii) the change in net unrealized appreciation of Wesco’s investment securities and the amount of net realized investment gains or losses with respect to Wesco’s investment securities (expressed on a per share basis, net of taxes) from February 1, 2011 to the close of business on the second full trading day prior to the date of the special meeting of the shareholders of Wesco to vote on the transaction (the “Determination Date”), minus (iv) the per share amount of cash dividends declared with respect to Wesco’s common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus (v) certain fees and expenses incurred by Wesco in connection with the transaction (expressed on a per share basis). From time to time, Wesco will update and make publicly available on its website (www.wescofinancial.com) its estimate of the merger consideration per share of Wesco common stock.

For Wesco shareholders electing to receive their merger consideration in shares of Berkshire Class B common stock, the exchange ratio will be based on the average of the volume-weighted average price (commonly called the “VWAP”) per share of Berkshire Class B common stock for the period of 20 consecutive trading days ending on the Determination Date. The final merger consideration will be made publicly available through the filing of a Form 8-K by Wesco no later than 9:30 a.m., Eastern time, on the first business day following the Determination Date.

The transaction requires the affirmative vote of holders of a majority of Wesco’s outstanding shares in favor of the adoption of the merger agreement, which will be sought at a special meeting of the shareholders of Wesco, and is subject to customary closing conditions. The transaction is also subject to a non-waivable condition that a majority of the outstanding shares not owned by Berkshire Hathaway (and excluding certain specified shareholders) vote in favor of the adoption of the merger agreement. Berkshire Hathaway has agreed to vote the Wesco shares it owns in favor of the transaction. Closing is expected to occur before the end of the second quarter of 2011.

Wesco expects that if the merger is consummated prior to early June 2011, there will be no 2011 annual meeting of Wesco’s shareholders. In that event, Charles T. Munger plans to hold an “Afternoon with Charlie” in Pasadena, California sometime within a few weeks after the merger to give Berkshire Hathaway and former Wesco shareholders a chance to ask him questions about business, economics and life (but not about Wesco). That event would be held on May 4, 2011 if the merger has been consummated before then. On the other hand, if the merger is not approved, Wesco would expect to hold a 2011 annual meeting of shareholders.

Greenhill & Co., LLC is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to the Special Committee. Munger, Tolles & Olson LLP is serving as Berkshire Hathaway’s transaction counsel.

Since 1983, Wesco has been an indirect 80.1% subsidiary of Berkshire Hathaway. Wesco engages in three principal businesses through its own direct or indirect subsidiaries, including the insurance business, the furniture rental business and the steel service center business. Wesco’s operations also include the management of commercial and residential real estate in downtown Pasadena, California.

Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, retailing and services.

Forward-Looking Statements

Statements contained herein concerning projections or expectations of financial or operational performance or economic outlook, or concerning other future events or results, or which refer to matters which are not historical facts, are “forward-looking statements” within the meaning of the federal securities laws. Similarly, statements that describe Wesco’s or Berkshire Hathaway’s objectives, expectations, plans or goals (including, without limitation, their expectations with respect to the timing of the closing of the merger) are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

In addition, the acquisition is subject to the satisfaction of certain conditions and the absence of events that could give rise to the termination of the merger agreement.

We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from our forward-looking statements may appear in Wesco’s or Berkshire Hathaway’s public filings with the Securities and Exchange Commission (the “SEC”), which are accessible at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, Berkshire Hathaway will file with the SEC a registration statement that will include a proxy statement of Wesco that also constitutes a prospectus of Berkshire Hathaway relating to the proposed transaction. Investors are urged to read the registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information about Wesco, Berkshire Hathaway and the proposed transaction. The registration statement and proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov, Berkshire Hathaway’s website at www.berkshirehathaway.com and Wesco’s website at www.wescofinancial.com.

Wesco, Berkshire Hathaway and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information regarding the directors and executive officers of Wesco may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 26, 2010. Information regarding the directors and executive officers of Berkshire Hathaway may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 11, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the registration statement and proxy statement/prospectus regarding the proposed transaction when they are filed with the SEC.

Contacts-

Marc D. Hamburg—Berkshire Hathaway

402-346-1400

Jeffrey L. Jacobson—Wesco Financial Corporation

626-585-6700